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               Mail to: Secretary of State         For office use only
                        Corporations Section
                        1560 Broadway, Ste 200     FILED - CUSTOMER COPY
                        Denver, CO 80202           VICTORIA BUCKLEY
                        Tel: (303) 804-2251        Secretary of State
MUST BE TYPED           Fax: (303) 894-2242
FILING FEE: $25,00
MUST SUBMIT TWO                                    19991103362  M
COPIES                                             $ 40.00
		                                       SECRETARY OF STATE
                       ARTICLES OF AMENDMENT       06-01-1999  12:51:46
Please include a	            OF THE
typed	               ARTICLES OF INCORPORATION
self-addressed
envelope      CHANGE OF NAME

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is eDatenow.com, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on May 26, 1999, as prescribed by the Colorado Business Corporation Act. In the manner marked with an X below:

_______ No shares have been Issued or Directors Elected -Action by
        Incorporators
_______ No shares have been Issued but Directors Elected -
        Action by Directors
_______ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.
X       Such amendment was adopted by a vote of the shareholders. The number
_______ of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is:

Encounter.com Inc.

FOURTH- The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be affected, is as follows:

If these amendments are to have a delayed effective date, please list that date:
   5/31/99
_________________(Not to exceed ninety (90) clays from the date of filing)



                                              /s/ Jack D. MacDonald
                                              _______________________________
	                                        Signature
                                              Title:  President